UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

September 28, 2014

Date of Report (Date of earliest event reported)

Ambit Biosciences Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35919	33-0909648
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11080 Roselle St. San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 334-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On September 28, 2014, Ambit Biosciences Corporation, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Daiichi Sankyo Company, Limited, a company organized under the laws of Japan (“Parent”), and Charge Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”). The board of directors of the Company and Parent have each unanimously approved the Merger Agreement.

Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, Purchaser will commence a tender offer (the “Offer”) no later than October 10, 2014 to acquire all of the outstanding shares of common stock of the Company, $0.001 par value per share (the “Shares”) at a purchase price of (i) $15.00 per Share in cash (the “Closing Amount”), without interest, plus (ii) one non-transferrable contingent value right for each Share (each a “CVR”), which represents the contractual right to receive up to $4.50 per Share upon the achievement of certain commercialization related milestones (together with the Closing Amount, the “Offer Price”), subject to any required withholding of taxes.

The obligation of Purchaser to purchase Shares tendered in the Offer is subject to the satisfaction or waiver of a number of conditions set forth in the Merger Agreement, including (i) that there shall have been validly tendered and not validly withdrawn Shares that represent one more than 50% of the sum of (x) the total number of Shares outstanding at the time of the expiration of the Offer plus (y) the aggregate number of Shares issuable to holders of options to purchase shares of the Company’s common stock (the “Options”) and warrants to purchase shares of the Company’s common stock (the “Warrants”) from which the Company have received notices of exercise prior to the expiration of the Offer (and as to which Shares have not yet been issued to such exercising holders of Company Options and Company Warrants) (the “Minimum Condition”) and (ii) the expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The consummation of the Offer is not subject to any financing condition.

Following the completion of the Offer and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Purchaser will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”). At the effective time of the Merger (the “Effective Time”), the Shares not purchased pursuant to the Offer (other than shares held by the Company, Parent, Purchaser, any subsidiary of the Company or Parent or by stockholders of the Company who have perfected their statutory rights of appraisal under Delaware law) will each be converted into the right to receive an amount in cash equal to the Closing Amount, without interest, plus a CVR, subject to any required withholding of taxes.

At the Effective Time, each outstanding Option that is then outstanding and unexercised, whether or not vested, shall be cancelled and converted into the right to receive cash in an amount equal to (i) the total number of Shares subject to such Option immediately prior to the Effective Time (without regard to vesting) multiplied by (ii) the excess, if any, of (A) the Closing Amount over (B) the exercise price payable per Share under such Option. Each holder of a cancelled Option which has an exercise price per Share that is less than the Closing Amount (an “In-the-money Option”) shall receive one CVR with respect to each Share subject to such In-the-money Option. At the Effective Time, each restricted stock unit granted pursuant to the Company’s equity incentive plans or otherwise (collectively, the “RSUs”) that is then outstanding shall be cancelled and converted into the right to receive (x) cash in an amount equal to (A) the total number of Shares issuable in settlement of such RSU immediately prior to the Effective Time without regard to vesting multiplied by (B) the Closing Amount and (y) one CVR for each Share issuable in settlement of such RSU immediately prior to the Effective Time. The Company shall accelerate (contingent upon the Effective Time) the vesting of each unvested Option which has an exercise price per Share that is equal to or greater than the Closing Amount (as “Out-of-the-money Option”) on the date that is at least ten calendar days prior to the Effective Time (such date, the “Acceleration Date”) and, for a period of at least five calendar days following the Acceleration Date, allow each holder of an Out-of-the-money Option to exercise all or a portion of the Out-of-the-money Option, contingent upon the Effective Time. At the Effective Time, to the extent permitted pursuant to the applicable Warrant, each Warrant which has an exercise price per Share that is less than the Closing Amount (an “In-the-money Warrant”) that is then outstanding and unexercised shall be cancelled and converted into the right to receive with respect to each Share issuable upon the exercise of such Warrant an amount (x) in cash equal to (A) the Closing Amount minus (B) the exercise price per share of the Company’s common stock provided under the terms of such Warrant and (y) one CVR for each share issuable upon exercise of such Warrant, provided that, each outstanding and unexercised warrant to purchase the Company’s common stock issued by the Company to investors in the Company’s October 2012 Series E preferred stock financing shall be cancelled as of the Effective Time in exchange for $16.25 per share issuable upon the exercise of each such applicable warrant.

Following the completion of the Offer, if Parent and Purchaser have satisfied the conditions to the consummation of the Merger set forth in the Merger Agreement, the Merger will become effective on the date on which the Purchaser accepts, for the first time, for payment and pays for such number of Shares validly tendered and not properly withdrawn as satisfies the Minimum Condition (the “Offer Acceptance Time”) in accordance with and subject to the Delaware General Corporation Law.

The Merger Agreement includes representations and warranties and covenants of the parties customary for a transaction of this nature. Until the earlier of the Offer Acceptance Time and the termination of the Merger Agreement , the Company has agreed to operate its business and the business of its subsidiaries in the ordinary course and has agreed to certain other operating covenants, as set forth more fully in the Merger Agreement. The Company has also agreed not to solicit or initiate discussions with any third party regarding acquisition proposals.

The Merger Agreement includes a remedy of specific performance for the Company, Parent and Purchaser. The Merger Agreement also includes customary termination provisions for both the Company and Parent and provides that, in connection with the termination of the Merger Agreement under specified circumstances, including termination by the Company to accept and enter into a definitive agreement with respect to an unsolicited superior offer, the Company will be required to pay a termination fee of $11,500,000 (approximately 3.5% of the net present value equity value of the transaction) (the “Termination Fee”). A superior offer is a written proposal pursuant to which a third party would acquire 80% or more of the voting power of the Company on terms that the board of directors of the Company determines in its good faith judgment (after consultation with its financial advisors and outside legal counsel) to be more favorable to the Company’s stockholders from a financial point of view than the terms of the Offer and the Merger and is reasonably capable of being completed on the terms proposed taking into account relevant factors. Any such termination of the Merger Agreement by the Company is subject to certain conditions, including the Company’s compliance with certain procedures set forth in the Merger Agreement and a determination by the board of directors of the Company that the failure to take such action would be inconsistent with its fiduciary duties under applicable law, payment of the Termination Fee by the Company and the substantially concurrent execution of a definitive agreement by the Company with such third party.

Tender Agreements

Concurrently with the execution and delivery of the Merger Agreement, on September 28, 2014, the directors of the Company and certain stockholders affiliated with such directors each entered into a tender agreement (the “Tender Agreements”) with Parent and Purchaser, pursuant to which each such director and affiliated stockholder agreed, among other things, to tender his, her or its Shares pursuant to the Offer and, if necessary, vote his, her or its Shares in favor of the adoption of the Merger Agreement and the approval of the Merger. As of September 28, 2014, approximately 26% of the outstanding Shares (or approximately 31% of the outstanding Shares including options and warrants exercisable within 60 days of September 28, 2014) are subject to the Tender Agreements. The Tender Agreements terminate in the event the Merger Agreement is terminated.

Contingent Value Rights Agreement

At the Offer Acceptance Time, Parent and a rights agent, will enter into a Contingent Value Rights Agreement governing the terms of the CVRs. Each holder shall be entitled to one CVR for each Share outstanding (i) that the Purchaser accepts for payment from such holder pursuant to the Offer or (ii) owned by or issued to such holder as of immediately prior to the Effective Time and converted into the right to receive the Offer Price pursuant to the Merger Agreement, and one CVR for each Share subject to an In-the-money Option that is then outstanding and unexercised, whether or not vested, immediately prior to the Effective Time, each Share issuable in settlement of an RSU that is then outstanding immediately prior to the Effective Time, and each Share issuable upon the exercise of an In-the-money Warrant that is then outstanding and unexercised, immediately prior to the Effective Time (to the extent permitted pursuant to the applicable warrant). The CVRs are not transferable, will not be certificated or evidenced by any instrument and will not be registered or listed for trading.

A holder of a CVR will be entitled to a cash payment of $2.25 upon the first commercial sale in the United States following marketing authorization of a product for remission induction in patients with acute myeloid leukemia (“AML”), either alone or in combination with any other therapy, if the product’s marketing authorization does not require that a patient have received at least one prior systemic therapy for AML, plus an additional $2.25 upon the first commercial sale in the US following marketing authorization of a product for the treatment of relapsed or refractory FLT3-positive AML in patients who have received at least one prior systemic therapy for AML.

Additional Information

The foregoing descriptions of the Merger Agreement, the Tender Agreements, and the Contingent Value Rights Agreement are not complete and are qualified in their entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this report and incorporated herein by reference, the form of Tender Agreement, which is attached as Exhibit 2.2 to this report and incorporated herein by reference, and the form of Contingent Value Rights Agreement, which is attached as Exhibit 2.3 to this report and incorporated herein by reference.

The Merger Agreement, the Tender Agreements and the Contingent Value Rights Agreement, and the foregoing descriptions of each agreement, have been included to provide investors and stockholders with information regarding the terms of each agreement. They are not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in each agreement were made only as of specified dates for the purposes of such agreements, were solely for the benefit of the parties to such agreements and may be subject to qualifications and limitations agreed upon by such parties. In particular, in reviewing the representations, warranties and covenants contained in each agreement and discussed in the foregoing descriptions, it is important to bear in mind that such representations, warranties and covenants were negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts. Such representations, warranties and covenants may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the Securities and Exchange Commission (the “SEC”). Investors are not third-party beneficiaries under the Merger Agreement, the Tender Agreements or the Contingent Value Rights Agreement. Accordingly, investors and stockholders should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances described therein. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the agreements, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

Notice to Investors

This report is not a recommendation, an offer to purchase or a solicitation of an offer to sell shares of the Company stock. Purchaser has not commenced the tender offer for shares of Company stock described in this report. Upon commencement of the tender offer, Purchaser will file with the SEC a tender offer statement on Schedule TO and related exhibits, including an offer to purchase, letter of transmittal, and other related documents. Following commencement of the tender offer, the Company will file with the SEC a solicitation/recommendation statement on Schedule 14D-9. Stockholders should read the offer to purchase and solicitation/recommendation statement and the tender offer statement on Schedule TO and related exhibits when such documents are filed and become available, as they will contain important information about the tender offer. Stockholders can obtain these documents when they are filed and become available free of charge from the SEC’s website at www.sec.gov or by contacting the investor relations department of the Company at mgraham@ambitbio.com.

Forward Looking Statements

This report may contain forward-looking statements. These are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. The actual results of the transaction could vary materially as a result of a number of factors, including: uncertainties as to how many of the Company’s stockholders will tender their stock in the Offer; the possibility that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived; the possibility that the transaction may not be timely completed, if at all; and that, prior to the completion of the transaction, if at all, the Company’s business may experience significant disruptions due to transaction-related uncertainty. Other factors that may cause actual results to differ materially include those set forth in the reports that the Company files from time to time with the SEC, including the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2013 and subsequent quarterly and current reports on Forms 10-Q and 8-K. These forward-looking statements reflect the Company’s expectations as of the date of this report. The Company undertakes no obligation to update the information provided herein.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Number	Description

2.1*	Agreement and Plan of Merger, dated as of September 28, 2014, by and among Ambit Biosciences Corporation, Daiichi Sankyo Company, Limited and Charge Acquisition Corp.

2.2	Form of Tender Agreement, dated September 28, 2014, by and among Daiichi Sankyo Company, Limited, Charge Acquisition Corp. and the directors and certain stockholders of Ambit Biosciences Corporation.

2.3	Form of Contingent Value Rights Agreement.

*	Schedules omitted pursuant to item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMBIT BIOSCIENCES CORPORATION

	By:	/s/ Michael A. Martino
	Name:	Michael A. Martino
	Title:	President and Chief Executive Officer

Dated: September 29, 2014

Exhibit Index

Number	Description

2.1*	Agreement and Plan of Merger, dated as of September 28, 2014, by and among Ambit Biosciences Corporation, Daiichi Sankyo Company, Limited and Charge Acquisition Corp.

2.2	Form of Tender Agreement, dated September 28, 2014, by and among Daiichi Sankyo Company, Limited, Charge Acquisition Corp. and the directors and certain stockholders of Ambit Biosciences Corporation.

2.3	Form of Contingent Value Rights Agreement.

*	Schedules omitted pursuant to item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.